                                                                 EXHIBIT 10.2(b)
[NELSON-BOURDAGES LETTERHEAD]

October 24, 1996



Inland Casino Corporation
c/o Julie Lawton
Lawton Architectural Group
5588 Canfield Place N.
Seattle, WA 98109

RE:     Klamath Falls Casino
        Inland Casino Corp.
        Chiloquin, Oregon

We are pleased to present this proposal for professional civil engineering consulting services.

A.      Pricing Description:

        Proposed gaming facility for the Klamath Tribes, located south of the City of Chiloquin in Klamath County, Oregon. The development will be on approximately 20 acres of the 42.31 acres available. The building is approximately 19,000sf with parking area of 2.6 acres, as shown on drawings S-1 and K-1 by your office, dated 10/17/96.

B.      Scope of Work:

        B.1     Contract Document Phase

                1.      Site plan and grading plan

                        Prepare plan indicating location of parking lots, curbing and sidewalks, utility location and coordination, earthwork analysis (cut/fill), details.

                2.      Stormwater drainings plan

                        Conduct on-site and off-site analysis, design of stormwater conveyance system, and water quality assurance. It is understood that detention is not required, but that the probable water quality solution will be drainfields (also indicated in the Environmental Assessment, by WEST, Inc., dated 7/27/96). Methodology for hydrologic design will be SBUM. Other anticipated features include connection to roof drains and an oil/water separator preceding the drainfield. Work will comply with standard requirements of E.P.A. and the Oregon Department of Environmental Quality for NPDES permit. It is assumed that the system will be gravity flow; no pump design is anticipated.

                3.      Temporary erosion and sediment control plan

                        As in Item B.1.2 requirements for the NPDES permit will be met. Control measures may include a temporary sediment pond, fabric fencing, other intercept measures, construction sequencing, construction entrance and setting clearing limits.
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Revised Klamath Falls Casino Civil Engineering Proposal
October 24, 1996
Page 2


        4.      Respond to building official plan review comments.

                Contract Documents shall comprise all documents related to the project, issued by or through Nelson-Bourdages, Inc., P.S., including the plans, drawings, calculations, specifications and schedules, and variations and modifications thereto approved by Nelson-Bourdages, Inc., P.S. All plans and details will be prepared using AutoCad ver. 12.

B.2     Construction Phase

        1.  Submittal review for:

                drainage products

        2. Construction Support. Respond to field questions, revisions and clarifications.

        3.  Provide site visits and reports

Exclusions:     Hydrogeologic services
                Surveying
                Soils analysis, testing
                "dry" utilities - electricity, gas
                Water supply, sanitary sewer

Owner will provide a digital copy of a current topographic survey, boundary survey and a soils report, particularly with soil type, strength and infiltration data.

C.      PAYMENT OF FEES:

        C.1.    Fee Schedule. Professional services related to item:

                Contract Document Phase

                Drainage System, Erosion Control and Layout...... $19,180.
                Master Planning for drainage,
                   grading and Erosion Control...................   4,200.

                Schematic Design Phase........................  30% of fee
                Design Development Phase......................  30% of fee
                Contract Document Phase.......................  40% of fee

                Bidding Phase....................................    $600.

                Construction Phase

                Task 1 (submittal review)........  $800.
                Task 2 (technical support).......  hourly, not to exceed $2,000.
                Task 3 (site visits).............  hourly, plus expenses.

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Revised Klamath Falls Casino Civil Engineering Proposal
October 24, 1996
Page 3


                C.2     Hourly Rate Schedule:

                        Principal........ $95.
                        Engineers........  82.
                        CAD Drafters.....  50.
                        Administrative...  32.

                C.3     Terms:

                        The Client shall pay to the Engineer when invoiced for the services set forth in the Agreement. The Engineer's accounts are due when presented and accounts overdue shall bear a service charge of 1.5 percent per month. Delay of payment may affect project schedule. We request a retainer of $7,720, at the commencement of work.

                        Fees for the original design to this date, are $2,925.50 and are in addition to this agreement.

D.      Additional Services:

        The work noted above is for a one time performance only. Additional work or redesign occasioned by others shall constitute additional services, and are to be reimbursed on an hourly basis. Additional services shall not be executed without authorization.

E.      Ownership of Documents:

        See attached Exhibit A.


F.      Reimbursable Expenses:

        See attached Exhibit A.


G.      Transfer of Electronic Media:

        See attached Exhibit B.
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Revised Klamath Falls Casino Civil Engineering Proposal
October 24, 1996
Page 4

This concludes our proposal for civil engineering consulting services. These terms are valid for 60 days. Should you find these documents acceptable, we will submit a contract for signature. We thank you for this opportunity and look forward to working with you again.

Sincerely,

/s/ ROBERT BOURDAGES
---------------------------
Robert Bourdages, P.E.
President
Nelson-Bourdages, Inc., P.S.



ACCEPTED BY:    /s/ DUNCAN EDWARDS                    10-28-96
            -----------------------------          ---------------
FOR:        Inland Casino Corporation                   DATE:

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Revised Klamath Falls Casino Civil Engineering Proposal
October 24, 1996
Page 5
                                  EXHIBIT "B"


                     NELSON BOURDAGES INC., P.S. (Engineer)
                         512 6th Street South Suite 202
                               Kirkland, WA 98033

                                October 24, 1996


                TRANSFER OF AUTOCAD FILES FROM ENGINEER TO USER



The user recognizes that changes or modifications to the Engineer's instruments of professional service introduced by anyone other than the Engineer may result in adverse consequences which the Engineer can neither predict nor control. Therefore, and in consideration of the Engineer's agreement to deliver its instruments of professional service in machine readable form, the User agrees to the fullest extent permitted by law, to hold harmless and indemnify the Engineer from and against all claims, liabilities, losses, damages, and costs, including, but not limited to attorney's fees, arising out of or in any way connected with the modification, misinterpretation, misuse, or reuse by others of the machine readable information and data provided by the Engineer under this Agreement. The foregoing indemnification applies, without limitation, to any use of the project documentation on other projects, for additions to this project, or for completion of this project by others, excepting only such use as may be authorized, in writing, by the Engineer. Transfer fee shall be $100.00 a disk.

ACCEPTED


       /s/ DUNCAN EDWARDS                      10-28-96
----------------------------------     ---------------------------
USER                                             DATE


REPRESENTING:           INLAND CASINO CORP.
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NAME OF BUSINESS
                 -------------------------------------------------

ADDRESS
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PROJECT NAME    KLAMATH FALLS CASINO      NB  JOB #  96200C
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